UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive, Goleta, CA		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

326 Bollay Drive

Goleta, CA 93117

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Results of Operations and Financial Condition.

On April 7, 2021, Inogen, Inc. (the “Company”) issued a press release announcing, among other matters, certain preliminary financial results for the first quarter of 2021. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished in this Current Report under Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Commercial Officer

On April 5, 2021, the Board of Directors (“Board”) of Inogen, Inc. (the “Company”) appointed George Parr to serve as Executive Vice President and Chief Commercial Officer (“CCO”) of the Company, effective April 12, 2021.

Most recently, Mr. Parr, 50, served as Executive Vice President & Chief Marketing Officer at Becton Dickinson and Company, a medical technology company, from November 2017 through January 2020.  Previously, from 2014 to 2017, Mr. Parr served as Senior Vice President & Chief Marketing Officer at SIRVA Worldwide Relocation & Moving, a moving industry company. Prior to that, from 2006 to 2013, Mr. Parr served at Diversey, Inc., a cleaning and hygiene solutions company, as Senior Vice President & Chief Marketing Officer from 2010 to 2013 and Worldwide General Manager, Kitchen Hygiene & Fabric Care from 2006 to 2010. Prior to that, Mr. Parr served in various managing roles in consumer goods companies. Mr. Parr holds an MBA from DePaul University and a B.S. in Accounting from LaSalle University.

Separation of Executive Vice President, Sales and Executive Vice President, Marketing

Also on April 2, 2021 and April 5, 2021, respectively, Byron Myers, Executive Vice President, Marketing, and Arron Retterer, Executive Vice President, Sales, notified the Company that they intend to terminate employment with the Company on or before June 4, 2021. As of April 2, 2021 and April 5, 2021, each of Mr. Myers and Mr. Retterer, respectively, will no longer serve as officers of the company and intend to provide transition services to the Company as non-executive employees through June 4, 2021.

Arron Retterer Transition Agreement

In connection with Mr. Retterer’s separation as Executive Vice President, Sales, Mr. Retterer and the Company entered into a transition agreement and release, whereby Mr. Retterer agreed to provide transition services to the Company as a non-executive employee until, at the latest, June 4, 2021.

The transition agreement provides that during the period Mr. Retterer provides these transition services, he will continue to receive his current base salary, receive employment benefits pursuant to the Company’s benefit plans as in effect, and vest in his Company equity awards according to their terms.

The transition agreement also provides that subject to (i) Mr. Retterer’s execution of the transition agreement and his timely execution of the supplemental release agreement attached to the transition agreement following the termination of his employment with the Company, (ii) both agreements going into effect and (iii) his fulfillment of all of the terms and conditions of both agreements, the Company will (a) provide for the continuation of payments of his base salary for 12 months from the effective date of his separation and (b) reimburse him for the premium payments he makes for COBRA coverage in an amount equal to the Company-paid portion for such benefits as of immediately before the date his employment terminates for a period of up to 18 months (or taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law).

The summary of Mr. Retterer’s transition agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the transition agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Byron Myers Transition Agreement

In connection with Mr. Myers’ separation as Executive Vice President, Marketing, Mr. Myers and the Company entered into a transition agreement and release, whereby Mr. Myers agreed to provide transition services to the Company as a non-executive employee until, at the latest, June 4, 2021.

The transition agreement provides that during the period Mr. Myers provides these transition services, he will continue to receive his current base salary, receive employment benefits pursuant to the Company’s benefit plans as in effect, and vest in his Company equity awards according to their terms.

The transition agreement also provides that subject to (i) Mr. Myers’ execution of the transition agreement and his timely execution of the supplemental release agreement attached to the transition agreement following the termination of his employment with the Company, (ii) both agreements going into effect and (iii) his fulfillment of all of the terms and conditions of both agreements, the Company will (a) provide for the continuation of payments of his base salary for 12 months from the effective date of his separation and (b) reimburse him for the premium payments he makes for COBRA coverage in an amount equal to the Company-paid portion for such benefits as of immediately before the date his employment terminates for a period of up to 18 months (or taxable monthly payments for the equivalent period in the event the Company determines that the COBRA subsidy could violate applicable law). In addition, provided that Mr. Myers satisfactorily performs the transition duties, the Company will pay Mr. Myers a lump sum of $60,000, less applicable withholdings, which will be paid within 30 days following the effectiveness of the supplemental release agreement attached to the transition agreement.

The summary of Mr. Myers’ transition agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the transition agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 7, 2021, the Company issued a press release announcing, among other matters, Mr. Parr’s appointment as an officer and Mr. Retterer and Mr. Myers’ separations from the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
10.1	Transition Agreement and Release between the Company and Arron Retterer, dated April 5, 2021.
10.2	Transition Agreement and Release between the Company and Byron Myers, dated April 5, 2021.
99.1	Press Release dated April 7, 2021.
104	The cover page of this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOGEN, INC.

Date: April 7, 2021	By:	/s/ Alison Bauerlein
Alison Bauerlein Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer